EXHIBIT 2.8 Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 As of December 31, 2025, Triton International Limited had six classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”): • 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series A Preference Shares”), • 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series B Preference Shares”), • 7.375% Series C Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series C Preference Shares”), • 6.875% Series D Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series D Preference Shares”), • 5.75% Series E Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series E Preference Shares”) and • 7.625% Series F Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series F Preference Shares”). On January 12, 2026, Triton International Limited issued 7,000,000 7.500% Series G Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series G Preference Shares” and together with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares and the Series F Preference Shares, the “Preference Shares” and each separately, a “series of Preference Shares”). The following summary description of each series of Preference Shares is based on the applicable provisions of the Bermuda Companies Act, our memorandum of association, as amended (“Memorandum of Association”), our amended and restated bye-laws (“Bye-laws”), and the certificate of designations for each series of Preference Shares establishing the rights, limitations and preferences for respective series of Preference Shares (each, a “Certificate of Designations”). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our Memorandum of Association, Bye-laws and the Certificates of Designations for the Preference Shares, each of which is filed as an exhibit to our Annual Report on Form 20-F of which this exhibit 2.8 forms a part. In this description, the terms “the Company,” “Triton,” “we,” “our” or “us” means Triton International Limited. Table of Contents Page Series A Preference Shares 2 Series B Preference Shares 10 Series C Preference Shares 19 Series D Preference Shares 28 Series E Preference Shares 36 Series F Preference Shares 45 Series G Preference Shares 54

2 SERIES A PREFERENCE SHARES General As of December 31, 2025, there were issued and outstanding 3,450,000 Series A Preference Shares. We may, without notice to or consent of the holders of the then-outstanding Series A Preference Shares, authorize and issue additional Series A Preference Shares and Junior Securities (as defined below) and, subject to the limitations described under “—Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below). The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series A Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of capital stock (including the Series A Preference Shares) having preferential rights to receive distributions of our assets. The Series A Preference Shares entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. The Series A Preference Shares are fully paid and nonassessable. Each Series A Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.” The Series A Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. All the Series A Preference Shares are represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series A Preference Shares is entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.” Except as described below under “—Change of Control—Conversion Right Upon a Change of Control Triggering Event,” the Series A Preference Shares are not convertible into common shares or other of our securities and do not have exchange rights or are entitled or subject to any preemptive or similar rights. The Series A Preference Shares are not subject to mandatory redemption or to any sinking fund requirements. The Series A Preference Shares are subject to redemption, in whole or in part, at our option at any time on or after March 15, 2024. See “— Redemption.” We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series A Preference Shares. The address of the Paying Agent is 250 Royall Street, Canton MA 02021. Ranking The Series A Preference Shares, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank: • senior to our common shares and to each other class or series of capital stock established after the original issue date of the Series A Preference Shares that is not expressly made senior to, or on parity

3 with, the Series A Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”); • on a parity with any other class or series of capital stock established after the original issue date of the Series A Preference Shares that is expressly made equal to the Series A Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and • junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of capital stock expressly made senior to the Series A Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of capital stock referred to herein as “Senior Securities”). We may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series A Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on the Series A Preference Shares are not in arrears. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “—Voting Rights.” Liquidation Rights The holders of Series A Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Series A Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series A Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series A Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights. Voting Rights The Series A Preference Shares have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Series A Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series A Preference Shares (voting together as a class with all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred and with which the Series A Preference Shares voted as a class for the election of such directors). Dividends payable on the Series A Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Series A Preference Shares. The right of such holders of Series A Preference Shares to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series A Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series A Preference Shares and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any

4 directors elected by the holders of the Series A Preference Shares and any other Parity Securities shall each be entitled to one vote on any matter before our board of directors. Subject to the Companies Act 1981 of Bermuda, as amended, none of the special rights attached to the Series A Preference Shares may be altered or abrogated by any amendment to the Company’s bye-laws (the “Bye-laws”) or the Certificate of Designations for the Series A Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Series A Preference Shares, voting as a single class or (ii) the sanction of a resolution passed by not less than seventy-five percent (75%) of the issued and outstanding Series A Preference Shares, voting as a single class, at a separate general meeting of the holders of Series A Preference Shares voting in person or by proxy. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preference Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not: • issue any Parity Securities if the cumulative dividends payable on outstanding Series A Preference Shares are in arrears; or • create or issue any Senior Securities. For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Series A Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities. On any matter described above in which the holders of the Series A Preference Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series A Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote. Series A Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Dividends Dividend Rate Holders of Series A Preference Shares are entitled to receive, when, as and if declared by our board of directors or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of 8.50% per annum of the $25.00 liquidation preference per share, or $2.1250 per share per year and payable on each Dividend Payment Date. Dividend Payment Dates The “Dividend Payment Dates” for the Series A Preference Shares are the 15th day of each March, June, September and December, commencing June 15, 2019. Dividends accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period, and dividends accrue on accumulated dividends at the applicable dividend rate. Dividends on the Series A Preference Shares are payable based on a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day.

5 “Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close. Payment of Dividends On each Dividend Payment Date, we will pay those dividends, if any, on the Series A Preference Shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (or Record Date) is the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our board of directors. So long as the Series A Preference Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants are responsible for holding or disbursing such payments to beneficial owners of the Series A Preference Shares in accordance with the instructions of such beneficial owners. No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series A Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series A Preference Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series A Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series A Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preference Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series A Preference Shares are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “—Dividends—Dividend Rate,” no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series A Preference Shares. Change of Control Optional Redemption Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event (as defined below), we may, at our option, redeem the Series A Preference Shares in whole or in part within 120 days after the first date on which such Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying the liquidation preference of $25.00 per Series A Preference Share, plus all accumulated and unpaid dividends to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem the Series A Preference Shares as described in the immediately preceding sentence or as described below under “—Redemption,” holders of the Series A Preference Shares we have elected to redeem will not have the conversion right described below under “—Conversion Right Upon a Change of Control Triggering Event.” Any cash payment to holders of Series A Preference Shares will be subject to the limitations contained in any agreements governing our indebtedness. “Change of Control” means the occurrence of either of the following after the original issue date of the Series A Preference Shares:

6 • the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or • the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests. “Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or a withdrawal of the rating of the Series A Preference Shares within the Ratings Decline Period (in any combination) by the Named Rating Agency (as defined below) then rating the Series A Preference Shares, as a result of which the rating of the Series A Preference Shares on any day during the Ratings Decline Period is withdrawn or is below the rating by such Named Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement). “Named Rating Agency” means: 1. S&P; and 2. if S&P ceases to rate the Series A Preference Shares or fails to rate the Series A Preference Shares, as the case may be, for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for S&P. “Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control. “S&P” means S&P Global Ratings, a division of S&P Global Inc. Conversion Right Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event, each holder of Series A Preference Shares will have the right (unless we have provided notice of our election to redeem Series A Preference Shares as described above under “—Optional Redemption upon a Change of Control Triggering Event” or below under “—Redemption”) to convert some or all of the Series A Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series A Preference Share to be converted equal (the “Common Share Conversion Consideration”) to the lesser of: • the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preference Share dividend payment and prior to the corresponding Series A Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and • 1.53657, subject to certain adjustments and to provisions for (i) the payment of any Alternative Conversion Consideration (as defined below) and (ii) splits, combinations and dividends in the form of equity issuances. In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series A Preference Shares electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such

7 Series A Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series A Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series A Preference Shares. Instead, we will pay the cash value of such fractional shares. If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described under “—Optional Redemption upon a Change of Control Triggering Event” or our optional redemption rights as described below under “—Redemption,” holders of Series A Preference Shares will not have any right to convert the Series A Preference Shares that we have elected to redeem and any Series A Preference Shares subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Series A Preference Shares prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Series A Preference Shares written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following: • the events constituting the Change of Control Triggering Event; • the date of the Change of Control Triggering Event; • the date on which the Change of Control Redemption Period expired or was waived; • the last date on which the holders of Series A Preference Shares may exercise their Change of Control Conversion Right; • the method and period for calculating the Common Share Price; • the Change of Control Conversion Date; • if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preference Share; and • the procedure that the holders of Series A Preference Shares must follow to exercise the Change of Control Conversion Right. We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series A Preference Shares. Holders of Series A Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Series A Preference Shares to be converted and otherwise to comply with any applicable

8 procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion. “Change of Control Conversion Right” means the right of a holder of Series A Preference Shares to convert some or all of the Series A Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series A Preference Share pursuant to the conversion provisions in the Certificate of Designation with respect to the Series A Preference Shares. “Change of Control Conversion Date” means the date fixed by the board of directors, in its sole discretion, as the date the Series A Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series A Preference Shares. “Common Share Price” means (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash. Notwithstanding the foregoing, the holders of Series A Preference Shares will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, and (ii) the Series A Preference Shares remain continuously listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ. Redemption Optional Redemption Commencing on March 15, 2024, we may redeem, at our option, in whole or in part, the Series A Preference Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions. We may also redeem the Series A Preference Shares under the terms set forth under “—Change of Control— Optional Redemption Upon a Change of Control Triggering Event.” Redemption Procedures We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series A Preference Shares to be redeemed and, if less than all outstanding Series A Preference Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series A Preference Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date. If fewer than all of the outstanding Series A Preference Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Series A Preference Shares are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series A Preference Shares to be redeemed,

9 and the Securities Depository will determine the number of Series A Preference Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preference Shares for its own account). A participant may determine to redeem Series A Preference Shares from some beneficial owners (including the participant itself) without redeeming Series A Preference Shares from the accounts of other beneficial owners. So long as the Series A Preference Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent. If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series A Preference Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series A Preference Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series A Preference Shares entitled to such redemption or other payment shall have recourse only to us. If only a portion of the Series A Preference Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series A Preference Shares represented by the surrendered certificate that have not been called for redemption. Notwithstanding any notice of redemption, there will be no redemption of any Series A Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent. We and our affiliates may from time to time purchase the Series A Preference Shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series A Preference Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series. Notwithstanding the foregoing, in the event that any dividends on the Series A Preference Shares and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Series A Preference Shares and any Parity Securities in arrears. No Sinking Fund The Series A Preference Shares do not have the benefit of any sinking fund.

10 SERIES B PREFERENCE SHARES General As of December 31, 2025, there were issued and outstanding 5,750,000 Series B Preference Shares. We may, without notice to or consent of the holders of the then-outstanding Series B Preference Shares, authorize and issue additional Series B Preference Shares and Junior Securities (as defined below) and, subject to the limitations described under “—Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below). The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series B Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of capital stock (including the Series B Preference Shares) having preferential rights to receive distributions of our assets. The Series B Preference Shares entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. The Series B Preference Shares are fully paid and nonassessable. Each Series B Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.” The Series B Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. All the Series B Preference Shares are represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series B Preference Shares is entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.” Except as described below under “—Change of Control—Conversion Right Upon a Change of Control Triggering Event,” the Series B Preference Shares are not convertible into common shares or other of our securities and do not have exchange rights or are entitled or subject to any preemptive or similar rights. The Series B Preference Shares are not subject to mandatory redemption or to any sinking fund requirements. The Series B Preference Shares are subject to redemption, in whole or in part, at our option at any time on or after September 15, 2024. See “—Redemption.” We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series B Preference Shares. The address of the Paying Agent is 250 Royall Street, Canton MA 02021. Ranking The Series B Preference Shares, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank:

11 • senior to our common shares and to each other class or series of capital stock established after the original issue date of the Series B Preference Shares that is not expressly made senior to, or on parity with, the Series B Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”); • on a parity with the Series A Preference Shares and any other class or series of capital stock established after the original issue date of the Series B Preference Shares that is expressly made equal to the Series B Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and • junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of capital stock expressly made senior to the Series B Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of capital stock referred to herein as “Senior Securities”). We may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series B Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on the Series B Preference Shares are not in arrears. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “—Voting Rights.” Liquidation Rights The holders of Series B Preference Shares are entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Series B Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series B Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series B Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights. Voting Rights The Series B Preference Shares have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Series B Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series B Preference Shares (voting together as a class with the Series A Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred and with which the Series B Preference Shares voted as a class for the election of such directors). Dividends payable on the Series B Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Series B Preference Shares. The right of such holders of Series B Preference Shares to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series B Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon

12 any termination of the right of the holders of the Series B Preference Shares and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series B Preference Shares and any other Parity Securities shall each be entitled to one vote on any matter before our board of directors. Subject to the Companies Act 1981 of Bermuda, as amended, none of the special rights attached to the Series B Preference Shares may be altered or abrogated by any amendment to the Company’s bye-laws (the “Bye-laws”) or the Certificate of Designations for the Series B Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Series B Preference Shares, voting as a single class or (ii) the sanction of a resolution passed by not less than seventy-five percent (75%) of the issued and outstanding Series B Preference Shares, voting as a single class, at a separate general meeting of the holders of Series B Preference Shares voting in person or by proxy. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preference Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not: • issue any Parity Securities if the cumulative dividends payable on outstanding Series B Preference Shares are in arrears; or • create or issue any Senior Securities. For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Series B Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities. On any matter described above in which the holders of the Series B Preference Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series B Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote. Series B Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Dividends Dividend Rate Holders of Series B Preference Shares are entitled to receive, when, as and if declared by our board of directors or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of 8.00% per annum of the $25.00 liquidation preference per share, or $2.00 per share per year and payable on each Dividend Payment Date. Dividend Payment Dates The “Dividend Payment Dates” for the Series B Preference Shares are the 15th day of each March, June, September and December, commencing September 15, 2019. Dividends accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period, and dividends accrue on accumulated dividends at the applicable dividend rate. Dividends on the Series B Preference Shares are payable based on a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day.

13 “Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close. Payment of Dividends On each Dividend Payment Date, we will pay those dividends, if any, on the Series B Preference Shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (or Record Date) is the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our board of directors. So long as the Series B Preference Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants are responsible for holding or disbursing such payments to beneficial owners of the Series B Preference Shares in accordance with the instructions of such beneficial owners. No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series B Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series B Preference Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series B Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series B Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series B Preference Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series B Preference Shares are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “—Dividends— Dividend Rate,” no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series B Preference Shares. Change of Control Optional Redemption Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event (as defined below), we may, at our option, redeem the Series B Preference Shares in whole or in part within 120 days after the first date on which such Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying the liquidation preference of $25.00 per Series B Preference Share, plus all accumulated and unpaid dividends to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem the Series B Preference Shares as described in the immediately preceding sentence or as described below under “—Redemption,” holders of the Series B Preference Shares we have elected to redeem will not have the conversion right described below under “—Conversion Right Upon a Change of Control Triggering Event.” Any cash payment to holders of Series B Preference Shares will be subject to the limitations contained in any agreements governing our indebtedness. “Change of Control” means the occurrence of either of the following after the original issue date of the Series B Preference Shares:

14 • the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or • the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests. “Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or a withdrawal of the rating of the Series B Preference Shares within the Ratings Decline Period (in any combination) by the Named Rating Agency (as defined below) then rating the Series B Preference Shares, as a result of which the rating of the Series B Preference Shares on any day during the Ratings Decline Period is withdrawn or is below the rating by such Named Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement). “Named Rating Agency” means: 1. S&P; and 2. if S&P ceases to rate the Series B Preference Shares or fails to rate the Series B Preference Shares, as the case may be, for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for S&P. “Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control. “S&P” means S&P Global Ratings, a division of S&P Global Inc. Conversion Right Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event, each holder of Series B Preference Shares will have the right (unless we have provided notice of our election to redeem Series B Preference Shares as described above under “—Optional Redemption upon a Change of Control Triggering Event” or below under “—Redemption”) to convert some or all of the Series B Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series B Preference Share to be converted equal (the “Common Share Conversion Consideration”) to the lesser of: • the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preference Share dividend payment and prior to the corresponding Series B Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and • 1.58178, subject to certain adjustments and to provisions for (i) the payment of any Alternative Conversion Consideration (as defined below) and (ii) splits, combinations and dividends in the form of equity issuances. In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series B Preference Shares

15 electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Series B Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series B Preference Shares. Instead, we will pay the cash value of such fractional shares. If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described under “—Optional Redemption upon a Change of Control Triggering Event” or our optional redemption rights as described below under “—Redemption,” holders of Series B Preference Shares will not have any right to convert the Series B Preference Shares that we have elected to redeem and any Series B Preference Shares subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Series B Preference Shares prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Series B Preference Shares written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following: • the events constituting the Change of Control Triggering Event; • the date of the Change of Control Triggering Event; • the date on which the Change of Control Redemption Period expired or was waived; • the last date on which the holders of Series B Preference Shares may exercise their Change of Control Conversion Right; • the method and period for calculating the Common Share Price; • the Change of Control Conversion Date; • if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B Preference Share; and • the procedure that the holders of Series B Preference Shares must follow to exercise the Change of Control Conversion Right. We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series B Preference Shares. Holders of Series B Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Series B Preference Shares to be converted and otherwise to comply with any applicable

16 procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion. “Change of Control Conversion Right” means the right of a holder of Series B Preference Shares to convert some or all of the Series B Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series B Preference Share pursuant to the conversion provisions in the Certificate of Designation with respect to the Series B Preference Shares. “Change of Control Conversion Date” means the date fixed by the board of directors, in its sole discretion, as the date the Series B Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series B Preference Shares. “Common Share Price” means (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash. Notwithstanding the foregoing, the holders of Series B Preference Shares will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, and (ii) the Series B Preference Shares remain continuously listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ. Redemption Optional Redemption Commencing on September 15, 2024, we may redeem, at our option, in whole or in part, the Series B Preference Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple redemptions. We may also redeem the Series B Preference Shares under the terms set forth under “—Change of Control— Optional Redemption Upon a Change of Control Triggering Event.” Redemption Procedures We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series B Preference Shares to be redeemed and, if less than all outstanding Series B Preference Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series B Preference Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date. If fewer than all of the outstanding Series B Preference Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Series B Preference Shares are held of record by the nominee of the Securities Depository, we will give notice, or

17 cause notice to be given, to the Securities Depository of the number of Series B Preference Shares to be redeemed, and the Securities Depository will determine the number of Series B Preference Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series B Preference Shares for its own account). A participant may determine to redeem Series B Preference Shares from some beneficial owners (including the participant itself) without redeeming Series B Preference Shares from the accounts of other beneficial owners. So long as the Series B Preference Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent. If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series B Preference Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series B Preference Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series B Preference Shares entitled to such redemption or other payment shall have recourse only to us. If only a portion of the Series B Preference Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preference Shares represented by the surrendered certificate that have not been called for redemption. Notwithstanding any notice of redemption, there will be no redemption of any Series B Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent. We and our affiliates may from time to time purchase the Series B Preference Shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series B Preference Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series. Notwithstanding the foregoing, in the event that any dividends on the Series B Preference Shares and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Series B Preference Shares and any Parity Securities in arrears.

18 No Sinking Fund The Series B Preference Shares do have the benefit of any sinking fund.

19 SERIES C PREFERENCE SHARES General As of December 31, 2025, there were issued and outstanding 7,000,000 Series C Preference Shares. We may, without notice to or consent of the holders of the then-outstanding Series C Preference Shares, authorize and issue additional Series C Preference Shares and Junior Securities (as defined below) and, subject to the limitations described under “—Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below). The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series C Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of capital stock (including the Series C Preference Shares) having preferential rights to receive distributions of our assets. The Series C Preference Shares will entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. The Series C Preference Shares are fully paid and nonassessable. Each Series C Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.” The Series C Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series C Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. All the Series C Preference Shares are represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series C Preference Shares is entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.” Except as described below under “—Change of Control—Conversion Right Upon a Change of Control Triggering Event,” the Series C Preference Shares are not convertible into common shares or other of our securities and do not have exchange rights or are entitled or subject to any preemptive or similar rights. The Series C Preference Shares are not subject to mandatory redemption or to any sinking fund requirements. The Series C Preference Shares are subject to redemption, in whole or in part, at our option at any time on or after December 15, 2024. See “— Redemption.” We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series C Preference Shares. The address of the Paying Agent is PO Box 505000, Louisville, KY 40233. Ranking The Series C Preference Shares, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank: • senior to our common shares and to each other class or series of capital stock established after the original issue date of the Series C Preference Shares that is not expressly made senior to, or on parity

20 with, the Series C Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”); • on a parity with the Series A Preference Shares, the Series B Preference Shares and any other class or series of capital stock established after the original issue date of the Series C Preference Shares that is expressly made equal to the Series C Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and • junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of capital stock expressly made senior to the Series C Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of capital stock referred to herein as “Senior Securities”). We may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series C Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on the Series C Preference Shares are not in arrears. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “—Voting Rights.” Liquidation Rights The holders of Series C Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Series C Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series C Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series C Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights. Voting Rights The Series C Preference Shares have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Series C Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series C Preference Shares (voting together as a class with the Series A Preference Shares, the Series B Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred and with which the Series C Preference Shares voted as a class for the election of such directors). Dividends payable on the Series C Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Series C Preference Shares. The right of such holders of Series C Preference Shares to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series C Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series C Preference Shares and

21 any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series C Preference Shares and any other Parity Securities shall each be entitled to one vote on any matter before our board of directors. Subject to the Companies Act 1981 of Bermuda, as amended, none of the special rights attached to the Series C Preference Shares may be altered or abrogated by any amendment to the Company’s bye-laws (the “Bye-laws”) or the Certificate of Designations for the Series C Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Series C Preference Shares, voting as a single class or (ii) the sanction of a resolution passed by not less than seventy-five percent (75%) of the issued and outstanding Series C Preference Shares, voting as a single class, at a separate general meeting of the holders of Series C Preference Shares voting in person or by proxy. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series C Preference Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not: • issue any Parity Securities if the cumulative dividends payable on outstanding Series C Preference Shares are in arrears; or • create or issue any Senior Securities. For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Series C Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities. On any matter described above in which the holders of the Series C Preference Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series C Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote. Series C Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Dividends Dividend Rate Holders of Series C Preference Shares are entitled to receive, when, as and if declared by our board of directors or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of 7.375% per annum of the $25.00 liquidation preference per share, or $1.84375 per share per year and payable on each Dividend Payment Date. Dividend Payment Dates The “Dividend Payment Dates” for the Series C Preference Shares are the 15th day of each March, June, September and December, commencing December 15, 2019. Dividends accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period. Dividends on the Series C Preference Shares are payable based on a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day.

22 “Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close. Payment of Dividends On each Dividend Payment Date, we will pay those dividends, if any, on the Series C Preference Shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (or Record Date) is the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our board of directors. So long as the Series C Preference Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants are responsible for holding or disbursing such payments to beneficial owners of the Series C Preference Shares in accordance with the instructions of such beneficial owners. No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series C Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series C Preference Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series C Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series C Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series C Preference Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series C Preference Shares are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Unlike our outstanding Series A Preference Shares and Series B Preference Shares, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series C Preference Shares. Change of Control Optional Redemption Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event (as defined below), we may, at our option, redeem the Series C Preference Shares in whole or in part within 120 days after the first date on which such Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying the liquidation preference of $25.00 per Series C Preference Share, plus all accumulated and unpaid dividends to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem the Series C Preference Shares as described in the immediately preceding sentence or as described below under “—Redemption,” holders of the Series C Preference Shares we have elected to redeem will not have the conversion right described below under “—Conversion Right Upon a Change of Control Triggering Event.” Any cash payment to holders of Series C Preference Shares will be subject to the limitations contained in any agreements governing our indebtedness. “Change of Control” means the occurrence of either of the following after the original issue date of the Series C Preference Shares:

23 • the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or • the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests. “Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or a withdrawal of the rating of the Series C Preference Shares within the Ratings Decline Period (in any combination) by the Named Rating Agency (as defined below) then rating the Series C Preference Shares, as a result of which the rating of the Series C Preference Shares on any day during the Ratings Decline Period is withdrawn or is below the rating by such Named Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement). “Named Rating Agency” means: 1. S&P; and 2. if S&P ceases to rate the Series C Preference Shares or fails to rate the Series C Preference Shares, as the case may be, for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for S&P. “Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control. “S&P” means S&P Global Ratings, a division of S&P Global Inc. Conversion Right Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event, each holder of Series C Preference Shares will have the right (unless we have provided notice of our election to redeem Series C Preference Shares as described above under “—Optional Redemption upon a Change of Control Triggering Event” or below under “—Redemption”) to convert some or all of the Series C Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series C Preference Share to be converted equal (the “Common Share Conversion Consideration”) to the lesser of: • the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preference Share dividend payment and prior to the corresponding Series C Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and • 1.35685, subject to certain adjustments and to provisions for (i) the payment of any Alternative Conversion Consideration (as defined below) and (ii) splits, combinations and dividends in the form of equity issuances. In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series C Preference Shares

24 electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Series C Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series C Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series C Preference Shares. Instead, we will pay the cash value of such fractional shares. If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described under “—Optional Redemption upon a Change of Control Triggering Event” or our optional redemption rights as described below under “—Redemption,” holders of Series C Preference Shares will not have any right to convert the Series C Preference Shares that we have elected to redeem and any Series C Preference Shares subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Series C Preference Shares prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Series C Preference Shares written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following: • the events constituting the Change of Control Triggering Event; • the date of the Change of Control Triggering Event; • the date on which the Change of Control Redemption Period expired or was waived; • the last date on which the holders of Series C Preference Shares may exercise their Change of Control Conversion Right; • the method and period for calculating the Common Share Price; • the Change of Control Conversion Date; • if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series C Preference Share; and • the procedure that the holders of Series C Preference Shares must follow to exercise the Change of Control Conversion Right. We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series C Preference Shares. Holders of Series C Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Series C Preference Shares to be converted and otherwise to comply with any applicable

25 procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion. “Change of Control Conversion Right” means the right of a holder of Series C Preference Shares to convert some or all of the Series C Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series C Preference Share pursuant to the conversion provisions in the Certificate of Designation with respect to the Series C Preference Shares. “Change of Control Conversion Date” means the date fixed by the board of directors, in its sole discretion, as the date the Series C Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series C Preference Shares. “Common Share Price” means (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash. Notwithstanding the foregoing, the holders of Series C Preference Shares will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, and (ii) the Series C Preference Shares remain continuously listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ. Redemption Optional Redemption Commencing on December 15, 2024, we may redeem, at our option, in whole or in part, the Series C Preference Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple redemptions. We may also redeem the Series C Preference Shares under the terms set forth under “—Change of Control—Optional Redemption Upon a Change of Control Triggering Event.” Redemption Procedures We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series C Preference Shares to be redeemed and, if less than all outstanding Series C Preference Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series C Preference Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date. If fewer than all of the outstanding Series C Preference Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Series C Preference Shares are held of record by the nominee of the Securities Depository, we will give notice, or

26 cause notice to be given, to the Securities Depository of the number of Series C Preference Shares to be redeemed, and the Securities Depository will determine the number of Series C Preference Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series C Preference Shares for its own account). A participant may determine to redeem Series C Preference Shares from some beneficial owners (including the participant itself) without redeeming Series C Preference Shares from the accounts of other beneficial owners. So long as the Series C Preference Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent. If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series C Preference Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series C Preference Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series C Preference Shares entitled to such redemption or other payment shall have recourse only to us. If only a portion of the Series C Preference Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series C Preference Shares represented by the surrendered certificate that have not been called for redemption. Notwithstanding any notice of redemption, there will be no redemption of any Series C Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent. We and our affiliates may from time to time purchase the Series C Preference Shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series C Preference Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series. Notwithstanding the foregoing, in the event that any dividends on the Series C Preference Shares and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series C Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Series C Preference Shares and any Parity Securities in arrears.

27 No Sinking Fund The Series C Preference Shares do not have the benefit of any sinking fund.

28 SERIES D PREFERENCE SHARES General As of December 31, 2025, there were issued and outstanding 6,000,000 Series D Preference Shares. We may, without notice to or consent of the holders of the then-outstanding Series D Preference Shares, authorize and issue additional Series D Preference Shares and Junior Securities (as defined below) and, subject to the limitations described under “—Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below). The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series D Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of capital stock (including the Series D Preference Shares) having preferential rights to receive distributions of our assets. The Series D Preference Shares will entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. The Series D Preference Shares are fully paid and nonassessable. Each Series D Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.” The Series D Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series D Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. All the Series D Preference Shares are represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series D Preference Shares is entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.” Except as described below under “—Change of Control—Conversion Right Upon a Change of Control Triggering Event,” the Series D Preference Shares are not convertible into common shares or other of our securities and do not have exchange rights or are entitled or subject to any preemptive or similar rights. The Series D Preference Shares are not subject to mandatory redemption or to any sinking fund requirements. The Series D Preference Shares are subject to redemption, in whole or in part, at our option at any time on or after March 15, 2025. See “— Redemption.” We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series D Preference Shares. The address of the Paying Agent is PO Box 505000, Louisville, KY 40233. Ranking The Series D Preference Shares, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank: • senior to our common shares and to each other class or series of capital stock established after the original issue date of the Series D Preference Shares that is not expressly made senior to, or on parity

29 1757094777.3 with, the Series D Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”); • on a parity with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares and any other class or series of capital stock established after the original issue date of the Series D Preference Shares that is expressly made equal to the Series D Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and • junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of capital stock expressly made senior to the Series D Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of capital stock referred to herein as “Senior Securities”). We may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series D Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on the Series D Preference Shares are not in arrears. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “—Voting Rights.” Liquidation Rights The holders of Series D Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Series D Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series D Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series D Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights. Voting Rights The Series D Preference Shares have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Series D Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series D Preference Shares (voting together as a class with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred and with which the Series D Preference Shares voted as a class for the election of such directors). Dividends payable on the Series D Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Series D Preference Shares. The right of such holders of Series D Preference Shares to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series D Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders

30 of the Series D Preference Shares and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series D Preference Shares and any other Parity Securities shall each be entitled to one vote on any matter before our board of directors. Subject to the Companies Act 1981 of Bermuda, as amended, none of the special rights attached to the Series D Preference Shares may be altered or abrogated by any amendment to the Company’s bye-laws (the “Bye-laws”) or the Certificate of Designations for the Series D Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Series D Preference Shares, voting as a single class or (ii) the sanction of a resolution passed by not less than seventy-five percent (75%) of the issued and outstanding Series D Preference Shares, voting as a single class, at a separate general meeting of the holders of Series D Preference Shares voting in person or by proxy. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series D Preference Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not: • issue any Parity Securities if the cumulative dividends payable on outstanding Series D Preference Shares are in arrears; or • create or issue any Senior Securities. For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Series D Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities. On any matter described above in which the holders of the Series D Preference Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series D Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote. Series D Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Dividends Dividend Rate Holders of Series D Preference Shares are entitled to receive, when, as and if declared by our board of directors or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of 6.875% per annum of the $25.00 liquidation preference per share, or $1.71875 per share per year and payable on each Dividend Payment Date. Dividend Payment Dates The “Dividend Payment Dates” for the Series D Preference Shares are the 15th day of each March, June, September and December, commencing March 15, 2020. Dividends accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period. Dividends on the Series D Preference Shares are payable based on a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day.

31 “Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close. Payment of Dividends On each Dividend Payment Date, we will pay those dividends, if any, on the Series D Preference Shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (or Record Date) is the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our board of directors. So long as the Series D Preference Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants are responsible for holding or disbursing such payments to beneficial owners of the Series D Preference Shares in accordance with the instructions of such beneficial owners. No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series D Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series D Preference Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series D Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series D Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series D Preference Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series D Preference Shares are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Unlike the Series A Preference Shares and the Series B Preference Shares, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series D Preference Shares, similar to the Series C Preference Shares. Change of Control Optional Redemption Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event (as defined below), we may, at our option, redeem the Series D Preference Shares in whole or in part within 120 days after the first date on which such Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying the liquidation preference of $25.00 per Series D Preference Share, plus all accumulated and unpaid dividends to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem the Series D Preference Shares as described in the immediately preceding sentence or as described below under “—Redemption,” holders of the Series D Preference Shares we have elected to redeem will not have the conversion right described below under “—Conversion Right Upon a Change of Control Triggering Event.” Any cash payment to holders of Series D Preference Shares will be subject to the limitations contained in any agreements governing our indebtedness. “Change of Control” means the occurrence of either of the following after the original issue date of the Series D Preference Shares:

32 • the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or • the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests. “Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or a withdrawal of the rating of the Series D Preference Shares within the Ratings Decline Period (in any combination) by the Named Rating Agency (as defined below) then rating the Series D Preference Shares, as a result of which the rating of the Series D Preference Shares on any day during the Ratings Decline Period is withdrawn or is below the rating by such Named Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement). “Named Rating Agency” means: 1. S&P; and 2. if S&P ceases to rate the Series D Preference Shares or fails to rate the Series D Preference Shares, as the case may be, for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for S&P. “Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control. “S&P” means S&P Global Ratings, a division of S&P Global Inc. Conversion Right Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event, each holder of Series D Preference Shares will have the right (unless we have provided notice of our election to redeem Series D Preference Shares as described above under “—Optional Redemption upon a Change of Control Triggering Event” or below under “—Redemption”) to convert some or all of the Series D Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series D Preference Share to be converted equal (the “Common Share Conversion Consideration”) to the lesser of: • the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preference Share dividend payment and prior to the corresponding Series D Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and • 1.26968, subject to certain adjustments and to provisions for (i) the payment of any Alternative Conversion Consideration (as defined below) and (ii) splits, combinations and dividends in the form of equity issuances. In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series D Preference Shares

33 electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Series D Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series D Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series D Preference Shares. Instead, we will pay the cash value of such fractional shares. If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described under “—Optional Redemption upon a Change of Control Triggering Event” or our optional redemption rights as described below under “—Redemption,” holders of Series D Preference Shares will not have any right to convert the Series D Preference Shares that we have elected to redeem and any Series D Preference Shares subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Series D Preference Shares prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Series D Preference Shares written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following: • the events constituting the Change of Control Triggering Event; • the date of the Change of Control Triggering Event; • the date on which the Change of Control Redemption Period expired or was waived; • the last date on which the holders of Series D Preference Shares may exercise their Change of Control Conversion Right; • the method and period for calculating the Common Share Price; • the Change of Control Conversion Date; • if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series D Preference Share; and • the procedure that the holders of Series D Preference Shares must follow to exercise the Change of Control Conversion Right. We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series D Preference Shares. Holders of Series D Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Series D Preference Shares to be converted and otherwise to comply with any applicable

34 procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion. “Change of Control Conversion Right” means the right of a holder of Series D Preference Shares to convert some or all of the Series D Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series D Preference Share pursuant to the conversion provisions in the Certificate of Designation with respect to the Series D Preference Shares. “Change of Control Conversion Date” means the date fixed by the board of directors, in its sole discretion, as the date the Series D Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series D Preference Shares. “Common Share Price” means (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash. Notwithstanding the foregoing, the holders of Series D Preference Shares will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, and (ii) the Series D Preference Shares remain continuously listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ. Redemption Optional Redemption Commencing on March 15, 2025, we may redeem, at our option, in whole or in part, the Series D Preference Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple redemptions. We may also redeem the Series D Preference Shares under the terms set forth under “—Change of Control— Optional Redemption Upon a Change of Control Triggering Event.” Redemption Procedures We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series D Preference Shares to be redeemed and, if less than all outstanding Series D Preference Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series D Preference Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date. If fewer than all of the outstanding Series D Preference Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Series D Preference Shares are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series D Preference Shares to be redeemed,

35 and the Securities Depository will determine the number of Series D Preference Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series D Preference Shares for its own account). A participant may determine to redeem Series D Preference Shares from some beneficial owners (including the participant itself) without redeeming Series D Preference Shares from the accounts of other beneficial owners. So long as the Series D Preference Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent. If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series D Preference Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series D Preference Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series D Preference Shares entitled to such redemption or other payment shall have recourse only to us. If only a portion of the Series D Preference Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series D Preference Shares represented by the surrendered certificate that have not been called for redemption. Notwithstanding any notice of redemption, there will be no redemption of any Series D Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent. We and our affiliates may from time to time purchase the Series D Preference Shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series D Preference Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series. Notwithstanding the foregoing, in the event that any dividends on the Series D Preference Shares and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series D Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Series D Preference Shares and any Parity Securities in arrears. No Sinking Fund The Series D Preference Shares do not have the benefit of any sinking fund.

36 SERIES E PREFERENCE SHARES General As of December 31, 2025, there were issued and outstanding 7,000,000 Series E Preference Shares. We may, without notice to or consent of the holders of the then-outstanding Series E Preference Shares, authorize and issue additional Series E Preference Shares and Junior Securities (as defined below) and, subject to the limitations described under “—Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below). The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series E Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of shares (including the Series E Preference Shares) having preferential rights to receive distributions of our assets. The Series E Preference Shares entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. The Series E Preference Shares are fully paid and nonassessable. Each Series E Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.” The Series E Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series E Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. All the Series E Preference Shares are represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series E Preference Shares is entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.” Except as described below under “—Change of Control—Conversion Right Upon a Change of Control Triggering Event,” the Series E Preference Shares are not convertible into common shares or other of our securities and do not have exchange rights or are entitled or subject to any preemptive or similar rights. The Series E Preference Shares are not subject to mandatory redemption or to any sinking fund requirements. The Series E Preference Shares are subject to redemption, in whole or in part, at our option at any time on or after September 15, 2026 or in connection with a Rating Agency Event. See “—Redemption.” We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series E Preference Shares. The address of the Paying Agent is PO Box 505000, Louisville, KY 40233. Ranking The Series E Preference Shares, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank:

37 • senior to our common shares and to each other class or series of shares established after the original issue date of the Series E Preference Shares that is not expressly made senior to, or on parity with, the Series E Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”); • on a parity with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares and any other class or series of shares established after the original issue date of the Series E Preference Shares that is expressly made equal to the Series E Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and • junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of shares expressly made senior to the Series E Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of shares referred to herein as “Senior Securities”). We may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series E Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on all issued and outstanding shares of the Series E Preference Shares are not in arrears. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “—Voting Rights.” Liquidation Rights The holders of Series E Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Series E Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series E Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the issued and outstanding Series E Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then issued and outstanding according to their respective rights. Voting Rights The Series E Preference Shares have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Series E Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series E Preference Shares (voting together as a class with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred).

38 Dividends payable on the Series E Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Series E Preference Shares. The right of such holders of Series E Preference Shares to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series E Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series E Preference Shares and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series E Preference Shares and any other Parity Securities shall each be entitled to one vote on any matter before our board of directors. Subject to the Companies Act 1981 of Bermuda, as amended, none of the special rights attached to the Series E Preference Shares may be altered or abrogated by any amendment to the Company’s bye-laws (the “Bye-laws”) or the Certificate of Designations for the Series E Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Series E Preference Shares, voting as a single class or (ii) the sanction of a resolution passed at a separate general meeting of the holders of Series E Preference Shares voting in person or by proxy. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the issued and outstanding Series E Preference Shares, voting as a class together with holders of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares and any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not: • issue any Parity Securities if the cumulative dividends payable on outstanding Series E Preference Shares are in arrears; or • create or issue any Senior Securities. For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Series E Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities. On any matter described above in which the holders of the Series E Preference Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series E Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote. Series E Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Dividends Dividend Rate Holders of Series E Preference Shares are entitled to receive, when, as and if declared by our board of directors or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of 5.75% per annum of the $25.00 liquidation preference per share, or $1.4375 per share per year and payable on each Dividend Payment Date. Dividend Payment Dates The “Dividend Payment Dates” for the Series E Preference Shares are the 15th day of each March, June, September and December, commencing September 15, 2021. Dividends accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to, but excluding, the applicable Dividend Payment Date for such dividend period. Dividends on the Series E Preference Shares are payable based on a 360-day year consisting of twelve 30-day months.

39 If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day. “Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close. On each Dividend Payment Date, we will pay those dividends, if any, on the Series E Preference Shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (or Record Date) is the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our board of directors. So long as the Series E Preference Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants are responsible for holding or disbursing such payments to beneficial owners of the Series E Preference Shares in accordance with the instructions of such beneficial owners. No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all issued and outstanding Series E Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series E Preference Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series E Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series E Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series E Preference Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series E Preference Shares are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Unlike the Series A Preference Shares and the Series B Preference Shares, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series E Preference Shares, similar to the Series C Preference Shares and the Series D Preference Shares. Change of Control Optional Redemption Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event (as defined below), we may, at our option, redeem the Series E Preference Shares in whole or in part within 120 days after the first date on which such Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying the liquidation preference of $25.00 per Series E Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem the Series E Preference Shares as described in the immediately preceding sentence or as described below under “—Redemption,” holders of the Series E Preference Shares we have elected to redeem will not have the conversion right described below under “—Conversion Right Upon a Change of Control Triggering Event.” Any cash payment to holders of Series E Preference Shares will be subject to the limitations contained in any agreements governing our indebtedness.

40 “Change of Control” means the occurrence of either of the following after the original issue date of the Series E Preference Shares: • the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or • the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests. “Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or a withdrawal of the rating of the Series E Preference Shares within the Ratings Decline Period (in any combination) by the Named Rating Agency (as defined below) then rating the Series E Preference Shares, as a result of which the rating of the Series E Preference Shares on any day during the Ratings Decline Period is withdrawn or is below the rating by such Named Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement). “Named Rating Agency” means: 1. S&P; and 2. if S&P ceases to rate the Series E Preference Shares or fails to rate the Series E Preference Shares, as the case may be, for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for S&P. “Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control. “S&P” means S&P Global Ratings, a division of S&P Global Inc. Conversion Right Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event, each holder of Series E Preference Shares will have the right (unless we have provided notice of our election to redeem Series E Preference Shares as described above under “—Optional Redemption upon a Change of Control Triggering Event” or below under “—Redemption”) to convert some or all of the Series E Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series E Preference Share to be converted equal (the “Common Share Conversion Consideration”) to the lesser of: • the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preference Share dividend payment and prior to the corresponding Series E Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and • 0.93668, subject to certain adjustments and to provisions for (i) the payment of any Alternative Conversion Consideration (as defined below) and (ii) splits, combinations and dividends in the form of equity issuances.

41 In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series E Preference Shares electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Series E Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series E Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series E Preference Shares. Instead, we will pay the cash value of such fractional shares. If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described under “—Optional Redemption upon a Change of Control Triggering Event” or our optional redemption rights as described below under “—Redemption,” holders of Series E Preference Shares will not have any right to convert the Series E Preference Shares that we have elected to redeem and any Series E Preference Shares subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Series E Preference Shares prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Series E Preference Shares written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following: • the events constituting the Change of Control Triggering Event; • the date of the Change of Control Triggering Event; • the date on which the Change of Control Redemption Period expired or was waived; • the last date on which the holders of Series E Preference Shares may exercise their Change of Control Conversion Right; • the method and period for calculating the Common Share Price; • the Change of Control Conversion Date; • if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series E Preference Share; and • the procedure that the holders of Series E Preference Shares must follow to exercise the Change of Control Conversion Right. We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series E Preference Shares.

42 Holders of Series E Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Series E Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion. “Change of Control Conversion Right” means the right of a holder of Series E Preference Shares to convert some or all of the Series E Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series E Preference Share pursuant to the conversion provisions in the Certificate of Designation with respect to the Series E Preference Shares. “Change of Control Conversion Date” means the date fixed by the board of directors, in its sole discretion, as the date the Series E Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series E Preference Shares. “Common Share Price” means (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash. Notwithstanding the foregoing, the holders of Series E Preference Shares will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, and (ii) the Series E Preference Shares remain continuously listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ. Redemption Optional Redemption on or after September 15, 2026 Commencing on September 15, 2026, we may redeem, at our option, in whole or in part, the Series E Preference Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple redemptions. We may also redeem the Series E Preference Shares under the terms set forth under “—Change of Control— Optional Redemption Upon a Change of Control Triggering Event.” Optional Redemption Following a Rating Agency Event We may, at our option, redeem the Series E Preference Shares in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event (as defined below), or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, whether or not declared. As used in this section, a “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series E Preference Shares on the original issue date of the Series E Preference Shares (the “current

43 methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series E Preference Shares would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series E Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Series E Preference Shares as of the original issue date. We may also redeem the Series E Preference Shares under the terms set forth under “—Change of Control— Optional Redemption Upon a Change of Control Triggering Event.” Redemption Procedures We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series E Preference Shares to be redeemed and, if less than all issued and outstanding Series E Preference Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series E Preference Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date. If fewer than all of the issued and outstanding Series E Preference Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Series E Preference Shares are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series E Preference Shares to be redeemed, and the Securities Depository will determine the number of Series E Preference Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series E Preference Shares for its own account). A participant may determine to redeem Series E Preference Shares from some beneficial owners (including the participant itself) without redeeming Series E Preference Shares from the accounts of other beneficial owners. So long as the Series E Preference Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent. If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series E Preference Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to all accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series E Preference Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series E Preference Shares entitled to such redemption or other payment shall have recourse only to us.

44 If only a portion of the Series E Preference Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series E Preference Shares represented by the surrendered certificate that have not been called for redemption. Notwithstanding any notice of redemption, there will be no redemption of any Series E Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date fixed for redemption, whether or not declared, have been deposited by us with the Paying Agent. We and our affiliates may from time to time purchase the Series E Preference Shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series E Preference Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series. Notwithstanding the foregoing, in the event that any dividends on the Series E Preference Shares and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series E Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Series E Preference Shares and any Parity Securities in arrears. No Sinking Fund The Series E Preference Shares do not have the benefit of any sinking fund.

45 SERIES F PREFERENCE SHARES General As of December 31, 2025, there were issued and outstanding 6,000,000 Series F Preference Shares. We may, without notice to or consent of the holders of the then-outstanding Series F Preference Shares, authorize and issue additional Series F Preference Shares and Junior Securities (as defined below) and, subject to the limitations described under “—Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below). The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series F Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of shares (including the Series F Preference Shares) having preferential rights to receive distributions of our assets. The Series F Preference Shares entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. The Series F Preference Shares are fully paid and nonassessable. Each Series F Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.” The Series F Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series F Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. All the Series F Preference Shares are represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series F Preference Shares is entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System.” Except as described below under “—Conversion Right upon a Change of Control Triggering Event,” the Series F Preference Shares are not convertible into common shares or other of our securities and do not have exchange rights or are entitled or subject to any preemptive or similar rights. The Series F Preference Shares are not subject to mandatory redemption or to any sinking fund requirements. The Series F Preference Shares are subject to redemption, in whole or in part, at our option at any time on or after March 15, 2030 or in connection with a Change of Control or a Change of Control Triggering Event, or, in whole but not in part, in connection with a Rating Agency Event (as defined below). See “—Redemption.” We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series F Preference Shares. The address of the Paying Agent is 150 Royall Street, Canton, MA 02021. Ranking The Series F Preference Shares, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank:

46 • senior to our common shares and to each other class or series of shares established after the original issue date of the Series F Preference Shares that is not expressly made senior to, or on parity with, the Series F Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”); • on a parity with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares and any other class or series of shares established after the original issue date of the Series F Preference Shares that is expressly made equal to the Series F Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and • junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of shares expressly made senior to the Series F Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of shares referred to herein as “Senior Securities”). We may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series F Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on all issued and outstanding shares of the Series F Preference Shares are not in arrears. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “—Voting Rights.” Liquidation Rights The holders of Series F Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Series F Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series F Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the issued and outstanding Series F Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then issued and outstanding according to their respective rights. Voting Rights The Series F Preference Shares have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Series F Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series F Preference Shares (voting together as a class with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred).

47 Dividends payable on the Series F Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Series F Preference Shares. The right of such holders of Series F Preference Shares to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series F Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series F Preference Shares and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series F Preference Shares and any other Parity Securities shall each be entitled to one vote on any matter before our board of directors. Subject to the Companies Act 1981 of Bermuda, as amended, none of the special rights attached to the Series F Preference Shares may be altered or abrogated by any amendment to the Company’s bye-laws (the “Bye-laws”) or the Certificate of Designations for the Series F Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Series F Preference Shares, voting as a single class or (ii) the sanction of a resolution passed by not less than a majority of the issued and outstanding Series F Preference Shares, voting as a single class, at a separate general meeting of the holders of Series F Preference Shares voting in person or by proxy. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the issued and outstanding Series F Preference Shares, voting as a class together with holders of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares and any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not: • issue any Parity Securities if the cumulative dividends payable on outstanding Series F Preference Shares are in arrears; or • create or issue any Senior Securities. For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Series F Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities. On any matter described above in which the holders of the Series F Preference Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series F Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote. Series F Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Dividends Dividend Rate Holders of Series F Preference Shares are entitled to receive, when, as and if declared by our board of directors or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of 7.625% per annum of the $25.00 liquidation preference per share, or $1.90625 per share per year and payable on each Dividend Payment Date. Dividend Payment Dates The “Dividend Payment Dates” for the Series F Preference Shares are the 15th day of each March, June, September and December, commencing March 15, 2025. Dividends accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to, but excluding, the

48 applicable Dividend Payment Date for such dividend period. Dividends on the Series F Preference Shares are payable based on a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day. “Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close. On each Dividend Payment Date, we will pay those dividends, if any, on the Series F Preference Shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (or Record Date) is the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our board of directors. So long as the Series F Preference Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants are responsible for holding or disbursing such payments to beneficial owners of the Series F Preference Shares in accordance with the instructions of such beneficial owners. No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all issued and outstanding Series F Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series F Preference Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series F Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series F Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series F Preference Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series F Preference Shares are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Unlike the Series A Preference Shares and the Series B Preference Shares, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series F Preference Shares, similar to the Series C Preference Shares, the Series D Preference Shares and the Series E Preference Shares. Conversion Right upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event (as defined below), each holder of Series F Preference Shares will have the right (unless we have provided notice of our election to redeem Series F Preference Shares as described below under “—Redemption”) to convert some or all of the Series F Preference Shares held by such holder on the Change of Control Conversion Date (as defined below) into a number of our common shares per Series F Preference Share to be converted equal (the “Common Share Conversion Consideration”) to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of all accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series F Preference Share dividend payment and prior to the corresponding Series F Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), subject to certain

49 adjustments and provisions for (x) the payment of any Alternative Conversion Consideration (as defined below) and (y) splits, combinations and dividends in the form of equity issuances. In the case of a Change of Control pursuant to which our common shares will be converted into or exchanged for cash, securities or other property or assets (including any combination thereof), a holder of Series F Preference Shares electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Series F Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series F Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series F Preference Shares. Instead, we will pay the cash value of such fractional shares. If, following the first date of the occurrence of a Change of Control Triggering Event and prior to a Change of Control Conversion Date, we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described below under “Redemption—Optional Redemption upon a Change of Control Triggering Event” or any of our other optional redemption rights as described below under “—Redemption,” holders of Series F Preference Shares will not have any right to convert the Series F Preference Shares that we have elected to redeem and any Series F Preference Shares subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. Within five days following the expiration of the Change of Control Triggering Event Redemption Period (as defined below) (or, if we waive our right to redeem the Series F Preference Shares prior to the expiration of the Change of Control Triggering Event Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Series F Preference Shares written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following: • the events constituting the Change of Control Triggering Event; • the date of the Change of Control Triggering Event; • the date on which the Change of Control Triggering Event Redemption Period expired or was waived; • the last date on which the holders of Series F Preference Shares may exercise their Change of Control Conversion Right; • the method and period for calculating the Common Share Price; • the Change of Control Conversion Date; • if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series F Preference Share; and • the procedure that the holders of Series F Preference Shares must follow to exercise the Change of Control Conversion Right. We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the

50 opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series F Preference Shares. Holders of Series F Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Series F Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion. Notwithstanding the foregoing, the holders of Series F Preference Shares will not have a conversion right upon a Change of Control Triggering Event if the acquiror in the Change of Control or its direct or indirect parent has shares listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq. “Affiliate”, of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. “Change of Control” means the occurrence of either of the following after the original issue date of the Series F Preference Shares: • the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or • the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests. “Change of Control Conversion Date” means the date fixed by the board of directors, in its sole discretion, as the date the Series F Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series F Preference Shares. “Change of Control Conversion Right” means the right of a holder of Series F Preference Shares to convert some or all of the Series F Preference Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series F Preference Share pursuant to the conversion provisions in the Certificate of Designation with respect to the Series F Preference Shares. “Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by the occurrence of a Delisting Event within 120 days following the occurrence of such Change of Control. “Common Share Price” means (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share; or (ii) if the consideration to be received in the Change of Control by the holders of our common shares is not solely cash and (A) our common shares are listed or quoted on the NYSE, the NYSE American or Nasdaq or an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq (any such exchange or quotation, a “Permitted Exchange”), the average of the closing prices for our common shares on such Permitted Exchange for the ten consecutive trading days immediately preceding, but not including, the occurrence of the Change of Control, or (B) if our common shares are not listed on a Permitted Exchange and the consideration to be received in the Change of Control by the holders

51 of our common shares consists solely of shares of another company that are listed or quoted on a Permitted Exchange (the “Public Share Consideration”) and cash, if any, the value of the Public Share Consideration (and the amount of cash, if any) to be received per common share based on the average of the closing prices per share for the Public Share Consideration on such Permitted Exchange for the ten consecutive trading days immediately preceding, but not including, the occurrence of the Change of Control or (C) if our common shares are not listed or quoted on a Permitted Exchange and the consideration to be received in the Change of Control by the holders of our common shares does not consist solely of Public Share Consideration and cash, if any, the fair market value per common share as determined by an independent appraiser selected in good faith by the Company. “Delisting Event” occurs when, after the original issuance of the Series F Preference Shares and the listing of the Series F Preference Shares on the NYSE, both (i) the shares of Series F Preference Shares are no longer listed on the NYSE, the NYSE American or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (ii) we are not subject to the reporting requirements of the Exchange Act. “Permitted Holder” means (a) Brookfield Corporation, Brookfield Asset Management Ltd., Brookfield Wealth Solutions Ltd, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure Corporation or Brookfield Infrastructure Fund V and any of their respective Affiliates and (b) any trust, fund, company, partnership, other co- investment vehicles or person owned, managed, sponsored, advised or controlled, directly or indirectly, by any Person referred to in the foregoing clause (a), or any of their respective Affiliates, or any direct or indirect subsidiaries of any such trust, fund, company, partnership or person. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control will thereafter, together with its Affiliates, constitute an additional Permitted Holder after such Change of Control. A Permitted Holder will also include any underwriter that purchases our common shares in any public offering of our common shares. “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture or other entity. Redemption Optional Redemption on or after March 15, 2030 Commencing on March 15, 2030, we may redeem, at our option, in whole or in part, the Series F Preference Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple redemptions. Optional Redemption Upon a Change of Control Upon the occurrence of a Change of Control, we may, at our option, redeem the Series F Preference Shares in whole or in part within 120 days after the occurrence of a Change of Control, by paying the liquidation preference of $25.00 per Series F Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. Optional Redemption Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event, we may, at our option, redeem the Series F Preference Shares in whole or in part within 120 days after the occurrence of a Change of Control Triggering Event (the “Change of Control Triggering Event Redemption Period”), by paying the liquidation preference of $25.00 per Series F Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date, we exercise our right to redeem the Series F Preference Shares as described in the immediately preceding sentence or as described elsewhere under this “— Redemption” section, holders of the Series F Preference Shares we have elected to redeem will not have the conversion right described above under “—Conversion Right upon a Change of Control Triggering Event.”

52 Optional Redemption Following a Rating Agency Event We may, at our option, redeem the Series F Preference Shares in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event (as defined below), or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, whether or not declared. As used in this section, a “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series F Preference Shares on the original issue date of the Series F Preference Shares (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series F Preference Shares would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series F Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Series F Preference Shares as of the original issue date. Redemption Procedures We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series F Preference Shares to be redeemed and, if less than all issued and outstanding Series F Preference Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series F Preference Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date. If fewer than all of the issued and outstanding Series F Preference Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Series F Preference Shares are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series F Preference Shares to be redeemed, and the Securities Depository will determine the number of Series F Preference Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series F Preference Shares for its own account). A participant may determine to redeem Series F Preference Shares from some beneficial owners (including the participant itself) without redeeming Series F Preference Shares from the accounts of other beneficial owners. So long as the Series F Preference Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent. If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series F Preference Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such

53 shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to all accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series F Preference Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series F Preference Shares entitled to such redemption or other payment shall have recourse only to us. If only a portion of the Series F Preference Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series F Preference Shares represented by the surrendered certificate that have not been called for redemption. Notwithstanding any notice of redemption, there will be no redemption of any Series F Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date fixed for redemption, whether or not declared, have been deposited by us with the Paying Agent. We and our affiliates may from time to time purchase the Series F Preference Shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series F Preference Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series. Notwithstanding the foregoing, in the event that any dividends on the Series F Preference Shares and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series F Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series F Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Series F Preference Shares and any Parity Securities in arrears. No Sinking Fund The Series F Preference Shares do not have the benefit of any sinking fund.

54 SERIES G PREFERENCE SHARES General On January 12, 2026, we issued 7,000,000 Series G Preference Shares. We may, without notice to or consent of the holders of the then-outstanding Series G Preference Shares, authorize and issue additional Series G Preference Shares and Junior Securities (as defined below) and, subject to the limitations described under “-Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below). The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series G Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of shares (including the Series G Preference Shares) having preferential rights to receive distributions of our assets. The Series G Preference Shares entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. The Series G Preference Shares are fully paid and nonassessable. Each Series G Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “-Liquidation Rights.” The Series G Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series G Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. All the Series G Preference Shares are represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series G Preference Shares is entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. See “-Book-Entry System.” Except as described below under “-Conversion Right upon a Change of Control Triggering Event,” the Series G Preference Shares are not convertible into common shares or other of our securities and do not have exchange rights or are entitled or subject to any preemptive or similar rights. The Series G Preference Shares are not subject to mandatory redemption or to any sinking fund requirements. The Series G Preference Shares are subject to redemption, in whole or in part, at our option at any time on or after March 15, 2031 or in connection with a Change of Control or a Change of Control Triggering Event, or, in whole but not in part, in connection with a Rating Agency Event (as defined below). See “-Redemption.” We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series G Preference Shares. The address of the Paying Agent is 150 Royall Street, Canton, MA 02021. Ranking The Series G Preference Shares, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank:

55 • senior to our common shares and to each other class or series of shares established after the original issue date of the Series G Preference Shares that is not expressly made senior to, or on parity with, the Series G Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”); • on a parity with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares, the Series F Preference Shares and any other class or series of shares established after the original issue date of the Series G Preference Shares that is expressly made equal to the Series G Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and • junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of shares expressly made senior to the Series G Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of shares referred to herein as “Senior Securities”). We may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series G Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on all issued and outstanding shares of the Series G Preference Shares are not in arrears. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “-Voting Rights.” Liquidation Rights The holders of Series G Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Series G Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series G Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the issued and outstanding Series G Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then issued and outstanding according to their respective rights. Voting Rights The Series G Preference Shares have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Series G Preference Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series G Preference Shares (voting together as a class with the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares, the Series F Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred).

56 Dividends payable on the Series G Preference Shares will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Series G Preference Shares. The right of such holders of Series G Preference Shares to elect two members of our board of directors will continue until such time as there are no accumulated and unpaid dividends in arrears on the Series G Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series G Preference Shares and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series G Preference Shares and any other Parity Securities shall each be entitled to one vote on any matter before our board of directors. Subject to the Companies Act 1981 of Bermuda, as amended, none of the special rights attached to the Series G Preference Shares may be altered or abrogated by any amendment to the Company’s bye-laws (the “Bye-laws”) or the Certificate of Designations for the Series G Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Series G Preference Shares, voting as a single class or (ii) the sanction of a resolution passed by not less than a majority of the issued and outstanding Series G Preference Shares, voting as a single class, at a separate general meeting of the holders of Series G Preference Shares voting in person or by proxy. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the issued and outstanding Series G Preference Shares, voting as a class together with holders of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares, the Series F Preference Shares and any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not: • issue any Parity Securities if the cumulative dividends payable on outstanding Series G Preference Shares are in arrears; or • create or issue any Senior Securities. For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Series G Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities. On any matter described above in which the holders of the Series G Preference Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series G Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote. Series G Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Dividends Dividend Rate Holders of Series G Preference Shares are entitled to receive, when, as and if declared by our board of directors or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of 7.500% per annum of the $25.00 liquidation preference per share, or $1.875 per share per year and payable on each Dividend Payment Date. The initial dividend on the Series G Preference Shares, if declared, will be payable on March 15, 2026 in an amount equal to $0.3281 per share (reflecting accrued dividends since January 12, 2026, the original issue date of the Series G Preference Shares).

57 Dividend Payment Dates The “Dividend Payment Dates” for the Series G Preference Shares are the 15th day of each March, June, September and December, commencing March 15, 2026. Dividends accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to, but excluding, the applicable Dividend Payment Date for such dividend period. Dividends on the Series G Preference Shares are payable based on a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date or redemption date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date or redemption date, as the case may be, will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date or redemption date to that next succeeding Business Day. “Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close. On each Dividend Payment Date, we will pay those dividends, if any, on the Series G Preference Shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (or Record Date) is the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our board of directors. So long as the Series G Preference Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants are responsible for holding or disbursing such payments to beneficial owners of the Series G Preference Shares in accordance with the instructions of such beneficial owners. No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all issued and outstanding Series G Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series G Preference Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series G Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series G Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series G Preference Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series G Preference Shares are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Unlike the Series A Preference Shares and the Series B Preference Shares, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series G Preference Shares, similar to the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares and the Series F Preference Shares. Conversion Right upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event (as defined below), each holder of Series G Preference Shares will have the right (unless we have provided notice of our election to redeem Series G Preference Shares as described below under “-Redemption”) to convert some or all of the Series G Preference Shares held by such holder on the Change of Control Conversion Date (as defined below) into a number of our common shares per Series G Preference Share to be converted equal (the “Common Share Conversion Consideration”) to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of all accumulated and unpaid

58 dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series G Preference Share dividend payment and prior to the corresponding Series G Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), subject to certain adjustments and provisions for (x) the payment of any Alternative Conversion Consideration (as defined below) and (y) splits, combinations and dividends in the form of equity issuances. In the case of a Change of Control pursuant to which our common shares will be converted into or exchanged for cash, securities or other property or assets (including any combination thereof), a holder of Series G Preference Shares electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Series G Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series G Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series G Preference Shares. Instead, we will pay the cash value of such fractional shares. If, following the first date of the occurrence of a Change of Control Triggering Event and prior to a Change of Control Conversion Date, we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described below under “Redemption-Optional Redemption upon a Change of Control Triggering Event” or any of our other optional redemption rights as described below under “-Redemption,” holders of Series G Preference Shares will not have any right to convert the Series G Preference Shares that we have elected to redeem and any Series G Preference Shares subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. Within five days following the expiration of the Change of Control Triggering Event Redemption Period (as defined below) (or, if we waive our right to redeem the Series G Preference Shares prior to the expiration of the Change of Control Triggering Event Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Series G Preference Shares written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following: • the events constituting the Change of Control Triggering Event; • the date of the Change of Control Triggering Event; • the date on which the Change of Control Triggering Event Redemption Period expired or was waived; • the last date on which the holders of Series G Preference Shares may exercise their Change of Control Conversion Right; • the method and period for calculating the Common Share Price; • the Change of Control Conversion Date; • if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series G Preference Share; and

59 • the procedure that the holders of Series G Preference Shares must follow to exercise the Change of Control Conversion Right. We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series G Preference Shares. Holders of Series G Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Series G Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion. Notwithstanding the foregoing, the holders of Series G Preference Shares will not have a conversion right upon a Change of Control Triggering Event if the acquiror in the Change of Control or its direct or indirect parent has shares listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq. “Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. “Change of Control” means the occurrence of either of the following after the original issue date of the Series G Preference Shares: • the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any of our subsidiaries; or • the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests; provided that, notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control solely as a result of (x) us becoming a direct or indirect wholly owned subsidiary of a holding company if the direct or indirect holders of the voting interests of such holding company immediately following that transaction are substantially the same as the holders of our voting interests immediately prior to that transaction (and such holders of our voting interests immediately prior to such transaction would not have otherwise caused a Change of Control) or (y) immediately following that transaction no person, other than a holding company satisfying the requirements of the preceding clause (x) and/or any of the Permitted Holders, is the beneficial owner of voting interests representing more than 50% of the voting power of such holding company (such an entity, a “Successor Holding Company”). “Change of Control Conversion Date” means the date fixed by the board of directors, in its sole discretion, as the date the Series G Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series G Preference Shares. “Change of Control Conversion Right” means the right of a holder of Series G Preference Shares to convert some or all of the Series G Preference Shares held by such holder on the Change of Control Conversion Date into a

60 number of our common shares per Series G Preference Share pursuant to the conversion provisions in the Certificate of Designation with respect to the Series G Preference Shares. “Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by the occurrence of a Delisting Event within 120 days following the occurrence of such Change of Control. “Common Share Price” means (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share; or (ii) if the consideration to be received in the Change of Control by the holders of our common shares is not solely cash and (A) our common shares are listed or quoted on the NYSE, the NYSE American or Nasdaq or an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq (any such exchange or quotation, a “Permitted Exchange”), the average of the closing prices for our common shares on such Permitted Exchange for the ten consecutive trading days immediately preceding, but not including, the occurrence of the Change of Control, or (B) if our common shares are not listed on a Permitted Exchange and the consideration to be received in the Change of Control by the holders of our common shares consists solely of shares of another company that are listed or quoted on a Permitted Exchange (the “Public Share Consideration”) and cash, if any, the value of the Public Share Consideration (and the amount of cash, if any) to be received per common share based on the average of the closing prices per share for the Public Share Consideration on such Permitted Exchange for the ten consecutive trading days immediately preceding, but not including, the occurrence of the Change of Control or (C) if our common shares are not listed or quoted on a Permitted Exchange and the consideration to be received in the Change of Control by the holders of our common shares does not consist solely of Public Share Consideration and cash, if any, the fair market value per common share as determined by an independent appraiser selected in good faith by the Company. “Delisting Event” occurs when, after the original issuance of the Series G Preference Shares and the listing of the Series G Preference Shares on the NYSE, both (i) the shares of Series G Preference Shares are no longer listed on the NYSE, the NYSE American or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (ii) we are not subject to the reporting requirements of the Exchange Act. “Permitted Holder” means (a) Brookfield Corporation, Brookfield Asset Management Ltd., Brookfield Wealth Solutions Ltd, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure Corporation or Brookfield Infrastructure Fund V and any of their respective Affiliates and (b) any trust, fund, company, partnership, other co- investment vehicles or Person owned, managed, sponsored, advised or controlled, directly or indirectly, by any Person referred to in the foregoing clause (a), or any of their respective Affiliates, or any direct or indirect subsidiaries of any such trust, fund, company, partnership or Person, (c) any underwriters in connection with a public offering of our capital stock (or, if applicable, a Successor Holding Company), and (d), any employee benefit plan of us (or, if applicable, a Successor Holding Company) or our subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control will thereafter, together with its Affiliates, constitute an additional Permitted Holder after such Change of Control. “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture or other entity. Redemption Optional Redemption on or after March 15, 2031 Commencing on March 15, 2031, we may redeem, at our option, in whole or in part, the Series G Preference Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple redemptions.

61 Optional Redemption Upon a Change of Control Upon the occurrence of a Change of Control, we may, at our option, redeem the Series G Preference Shares in whole or in part within 120 days after the occurrence of a Change of Control, by paying the liquidation preference of $25.00 per Series G Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. Optional Redemption Upon a Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event, we may, at our option, redeem the Series G Preference Shares in whole or in part within 120 days after the occurrence of a Change of Control Triggering Event (the “Change of Control Triggering Event Redemption Period”), by paying the liquidation preference of $25.00 per Series G Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date, we exercise our right to redeem the Series G Preference Shares as described in the immediately preceding sentence or as described elsewhere under this “- Redemption” section, holders of the Series G Preference Shares we have elected to redeem will not have the conversion right described above under “-Conversion Right upon a Change of Control Triggering Event.” Optional Redemption Following a Rating Agency Event We may, at our option, redeem the Series G Preference Shares in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event (as defined below), or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, whether or not declared. As used in this section, a “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series G Preference Shares on the original issue date of the Series G Preference Shares (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series G Preference Shares would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series G Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Series G Preference Shares as of the original issue date. Redemption Procedures We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series G Preference Shares to be redeemed and, if less than all issued and outstanding Series G Preference Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series G Preference Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date. If fewer than all of the issued and outstanding Series G Preference Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Series G Preference Shares are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series G Preference Shares to be

62 redeemed, and the Securities Depository will determine the number of Series G Preference Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series G Preference Shares for its own account). A participant may determine to redeem Series G Preference Shares from some beneficial owners (including the participant itself) without redeeming Series G Preference Shares from the accounts of other beneficial owners. So long as the Series G Preference Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent. If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series G Preference Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to all accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series G Preference Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series G Preference Shares entitled to such redemption or other payment shall have recourse only to us. If only a portion of the Series G Preference Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series G Preference Shares represented by the surrendered certificate that have not been called for redemption. Notwithstanding any notice of redemption, there will be no redemption of any Series G Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date fixed for redemption, whether or not declared, have been deposited by us with the Paying Agent. We and our affiliates may from time to time purchase the Series G Preference Shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series G Preference Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series. Notwithstanding the foregoing, in the event that any dividends on the Series G Preference Shares and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series G Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series G Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Series G Preference Shares and any Parity Securities in arrears. No Sinking Fund The Series G Preference Shares do not have the benefit of any sinking fund.